As filed with the Securities and Exchange Commission on April 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	91-1646860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 410 Terry Avenue North Seattle, WA 98109-5210 (206) 266-1000	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Zapolsky

Senior Vice President, General Counsel, and Secretary

Amazon.com, Inc.

410 Terry Avenue North

Seattle, WA 98109-5210

(206) 266-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and, “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
1.900% Notes Due August 21, 2020	$1,000,000,000	100%	$1,000,000,000	$124,500
2.400% Notes Due February 22, 2023	$1,000,000,000	100%	$1,000,000,000	$124,500
2.800% Notes Due August 22, 2024	$2,000,000,000	100%	$2,000,000,000	$249,000
3.150% Notes Due August 22, 2027	$3,500,000,000	100%	$3,500,000,000	$435,750
3.875% Notes Due August 22, 2037	$2,750,000,000	100%	$2,750,000,000	$342,375
4.050% Notes Due August 22, 2047	$3,500,000,000	100%	$3,500,000,000	$435,750
4.250% Notes Due August 22, 2057	$2,250,000,000	100%	$2,250,000,000	$280,125
Total				$1,992,000

(1)	Represents the aggregate principal amount of the notes issuable in the exchange offer to which this registration statement relates.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act.
(3)	Calculated in accordance with Rule 457(f) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC” or the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. We may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the U.S. Securities and Exchange Commission (of which this prospectus is a part), is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2018

PROSPECTUS

Amazon.com, Inc.

Offers to Exchange

All Outstanding

$1,000,000,000 of our 1.900% notes due August 21, 2020,

$1,000,000,000 of our 2.400% notes due February 22, 2023,

$2,000,000,000 of our 2.800% notes due August 22, 2024,

$3,500,000,000 of our 3.150% notes due August 22, 2027,

$2,750,000,000 of our 3.875% notes due August 22, 2037,

$3,500,000,000 of our 4.050% notes due August 22, 2047, and

$2,250,000,000 of our 4.250% notes due August 22, 2057

issued in a private transaction in reliance on

Rule 144A and Regulation S under the Securities Act

Upon the terms and subject to the conditions set forth in this prospectus (as it may be supplemented and amended from time to time, and including the annexes hereto, this “prospectus”) and the related letter of transmittal (as it may be supplemented and amended from time to time, the “letter of transmittal”), we are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the following series issued by Amazon for notes to be issued by us as described in the table below.

CUSIP Nos.	Series of Notes to be Exchanged (the “Outstanding Notes”)	Aggregate Principal Amount	Series of Notes to be Issued by Us (the “New Notes”)
023135AR7 U02320AD8	1.900% Notes due August 21, 2020	$1,000,000,000	1.900% Notes due August 21, 2020
023135AU0 U02320AE6	2.400% Notes due February 22, 2023	$1,000,000,000	2.400% Notes due February 22, 2023
023135AX4 U02320AF3	2.800% Notes due August 22, 2024	$2,000,000,000	2.800% Notes due August 22, 2024
023135BA3 U02320AG1	3.150% Notes due August 22, 2027	$3,5000,000,000	3.150% Notes due August 22, 2027
023135BD7 U02320AH9	3.875% Notes due August 22, 2037	$2,750,000,000	3.875% Notes due August 22, 2037
023135BG0 U02320AJ5	4.050% Notes due August 22, 2047	$3,500,000,000	4.050% Notes due August 22, 2047
023135BK1 U02320AK2	4.250% Notes due August 22, 2057	$2,250,000,000	4.250% Notes due August 22, 2057

The Exchange Offer will expire at 5:00 p.m., New York City time,

on                 , 2018, unless extended.

We are offering to exchange Amazon.com, Inc.’s 1.900% notes due August 21, 2020 CUSIP No. 023135AT3 (the “New 2020 Notes”), 2.400% notes due February 22, 2023 CUSIP No. 023135AW6 (the “New 2023 Notes”), 2.800% notes due August 22, 2024 CUSIP No. 023135AZ9 (the “New 2024 Notes”), 3.150% notes due August 22, 2027 CUSIP No. 023135BC9 (the “New 2027 Notes”), 3.875% notes due August 22, 2037 CUSIP No. 023135BF2 (the “New 2037 Notes”), 4.050% notes due August 22, 2047 CUSIP No. 023135BJ4 (the “New 2047 Notes”), and 4.250% notes due August 22, 2057 CUSIP No. 023135BM7 (the “New 2057 Notes,” and, together with the New 2020 Notes, the New 2023 Notes, the New 2024 Notes, the New 2027 Notes, the New 2037 Notes, and the New 2047 Notes, the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of Amazon.com, Inc.’s 1.900% notes due August 21, 2020 CUSIP No. 023135AR7/U02320AD8 (the “Outstanding 2020 Notes”), 2.400% notes due February 22, 2023 CUSIP No. 023135AU0/U02320AE6 (the “Outstanding 2023 Notes”), 2.800% notes due August 22, 2024 CUSIP No. 023135AX4/U02320AF3 (the “Outstanding 2024 Notes”), 3.150% notes due August 22, 2027 CUSIP No. 023135BA3/U02320AG1 (the “Outstanding 2027 Notes”), 3.875% notes due August 22, 2037 CUSIP No. 023135BD7/U02320AH9 (the “Outstanding 2037 Notes”), 4.050% notes due August 22, 2047 CUSIP No. 023135BG0/U02320AJ5 (the “Outstanding 2047 Notes”), and 4.250% notes due August 22, 2057 CUSIP No. 023135BK1/U02320AK2 (the “Outstanding 2057 Notes,” and, together with the Outstanding 2020 Notes, the Outstanding 2023 Notes, the Outstanding 2024 Notes, the Outstanding 2027 Notes, the Outstanding 2037 Notes, and the Outstanding 2047 Notes, the “Outstanding Notes”) issued on August 22, 2017.

On August 22, 2017, we issued $1,000,000,000 aggregate principal amount of 1.900% notes due 2020, $1,000,000,000 aggregate principal amount of 2.400% notes due 2023, $2,000,000,000 aggregate principal amount of 2.800% notes due 2024, $3,500,000,000 aggregate principal amount of 3.150% notes due 2027, $2,750,000,000 aggregate principal amount of 3.875% notes due 2037, $3,500,000,000 aggregate principal amount of 4.050% notes due 2047, and $2,250,000,000 aggregate principal amount of 4.250% notes due 2057 in a private transaction in reliance on Rule 144A and Regulation S under the Securities Act.

The New Notes will be issued under the indenture, dated as of November 29, 2012, between Amazon.com, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Officers’ Certificate, dated as of August 22, 2017, establishing the terms of the Notes (together, the “Indenture”). In this prospectus, we use the term “Notes” to refer collectively to the New Notes and the Outstanding Notes and we use the term “exchange offer” to refer to our offer to exchange New Notes for the Outstanding Notes.

The New Notes:

The terms of the New Notes to be issued in the exchange offer are substantially identical to the terms of the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes will not apply to the New Notes.

We are offering the New Notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the Outstanding Notes.

The New 2020 Notes with bear interest at the rate of 1.900% per annum, the New 2023 Notes will bear interest at the rate of 2.400% per annum, the New 2024 Notes will bear interest at the rate of 2.800% notes per annum, the New 2027 Notes will bear interest at the rate of 3.150% per annum, the New 2037 Notes will bear interest at the rate of 3.875% per annum, the New 2047 Notes will bear interest at the rate of 4.050% per annum, and the New 2057 Notes will bear interest at the rate of 4.250% per annum. We will pay interest semi-annually on the New 2020 Notes on February 21 and August 21 of each year, beginning on August 21, 2018. We will pay interest semi-annually on the New 2023 Notes, the New 2024 Notes, the New 2027 Notes, the New 2037 Notes, the New 2047 Notes, and the New 2057 Notes on February 22 and August 22 of each year, beginning on August 22, 2018.

The New Notes will be senior unsecured obligations of Amazon and will rank equally with all other senior unsecured indebtedness of Amazon from time to time outstanding.

Material Terms of the Exchange Offer:

The exchange offer will expire immediately following 5:00 p.m., New York City time, on                 , 2018, unless extended (the “Expiration Date”). You may withdraw tendered Outstanding Notes at any time prior to the Expiration Date.

All Outstanding Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the New Notes on or about the second business day following the Expiration Date (the “Settlement Date”), assuming that the conditions to the exchange offer are satisfied or, where permitted, waived.

The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

The exchange of the New Notes for Outstanding Notes will not be a taxable exchange for U.S. federal income tax purposes.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act, in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Outstanding Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in any such resale. See “Plan of Distribution.”

There is no existing public market for the Outstanding Notes or the New Notes. We do not intend to list the New Notes on any securities exchange.

This investment involves risks. Before participating in the exchange offer, please see the sections entitled “Risk Factors” beginning on page 9 of this prospectus and beginning on page 34 of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, which is incorporated by reference in this prospectus for a discussion of the risks that you should consider in connection with your investment in the New Notes.

Neither the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018

THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT AMAZON FROM DOCUMENTS FILED WITH THE SEC, THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE THE SEC MAINTAINS AT WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. PLEASE SEE THE SECTION OF THIS PROSPECTUS “WHERE YOU CAN FIND MORE INFORMATION.” YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM AMAZON, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO AMAZON’S INFORMATION AGENT AT ITS ADDRESS OR TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THIS PROSPECTUS. IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE YOUR REQUEST NO LATER THAN FIVE BUSINESS DAYS PRIOR TO EXPIRATION DATE, AS IT MAY BE EXTENDED.

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context requires otherwise, “we,” “us,” the “Company,” or “Amazon” means Amazon.com, Inc. and its consolidated subsidiaries.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the SEC. Before making any decision on the exchange offer, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference in this prospectus, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy, and information statements and other information regarding Amazon.com, Inc. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.amazon.com/ir. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements. All statements other than statements of historical fact, including statements regarding guidance, industry prospects, or future results of operations or financial position, made in or incorporated by reference into this prospectus are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons, including, among others, fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which we enter into, maintain, and develop commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. In addition, the current global

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economic climate amplifies many of these risks. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are described in greater detail in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, under “Item 1A. Risk Factors.” Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

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SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the basic terms of the exchange offer, as well as information about our business. We encourage you to read this prospectus and any prospectus supplement, as well as the information incorporated by reference in this prospectus, and the registration statement and the exhibits thereto in their entirety in order to understand the exchange offer fully. You should also read “Risk Factors” in this prospectus for more information about important risks that you should consider before making an investment decision in the exchange offer.

About Amazon.com

Amazon.com opened its virtual doors on the World Wide Web in July 1995. We seek to be Earth’s most customer-centric company. We are guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. In each of our segments, we serve our primary customer sets, consisting of consumers, sellers, developers, enterprises, and content creators. In addition, we provide services, such as advertising services and co-branded credit card agreements.

We have organized our operations into three segments: North America, International, and Amazon Web Services (“AWS”). These segments reflect the way the Company evaluates its business performance and manages its operations.

Corporate Information

Amazon.com, Inc. was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware. Our principal corporate offices are located in Seattle, Washington. We completed our initial public offering in May 1997 and our common stock is listed on the Nasdaq Global Select Market under the symbol “AMZN.”

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update, or change the information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference in this prospectus, the registration statement, the exhibits to the registration statement, and the additional information described under the heading “Where You Can Find More Information.”

Risk Factors

An investment in the New Notes involves risks. You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” beginning on page 9, as well as the other risk factors and other information included in or incorporated by reference into this prospectus, before making such an investment.

The Exchange Offer

A brief description of the material terms of the exchange offer follows. We are offering to exchange the New Notes for the Outstanding Notes. The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Outstanding Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes do not apply to the New Notes. For a more complete description, see “Description of the New Notes.”

Exchange Offer	We are hereby offering to exchange, upon the terms and conditions in this prospectus and the related letter of transmittal, any and all Outstanding Notes for a like principal amount and like denomination of registered New Notes of the same series. We are offering to issue these registered New Notes to satisfy our obligations under a registration rights agreement that we entered into with the initial purchasers of the Outstanding Notes when we sold the Outstanding Notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your Outstanding Notes for exchange by following the procedures described in the section entitled “The Exchange Offer.”

New Notes Offered	$1,000,000,000 aggregate principal amount of our 1.900% notes due August 21, 2020.

$1,000,000,000 aggregate principal amount of our 2.400% notes due February 22, 2023.

$2,000,000,000 aggregate principal amount of our 2.800% notes due August 22, 2024.

$3,500,000,000 aggregate principal amount of our 3.150% notes due August 22, 2027.

$2,750,000,000 aggregate principal amount of our 3.875% notes due August 22, 2037.

$3,500,000,000 aggregate principal amount of our 4.050% notes due August 22, 2047.

$2,250,000,000 aggregate principal amount of our 4.250% notes due August 22, 2057.

Notes Outstanding under the Indenture

On August 22, 2017, we issued $1,000,000,000 aggregate principal amount of 1.900% notes due 2020, $1,000,000,000 aggregate principal amount of 2.400% notes due 2023, $2,000,000,000 aggregate principal amount of 2.800% notes due 2024, $3,500,000,000 aggregate principal amount of 3.150% notes due 2027, $2,750,000,000 aggregate principal amount of 3.875% notes due 2037, $3,500,000,000 aggregate principal amount of 4.050% notes due 2047, and $2,250,000,000 aggregate principal amount of 4.250% notes due 2057 pursuant to the indenture, dated as of November 29, 2012, between Amazon.com, Inc. and Wells Fargo

Bank, National Association, as trustee, as supplemented by the Officers’ Certificate, dated as of August 22, 2017, establishing the terms of the notes in a private transaction in reliance on Rule 144A and Regulation S under the Securities Act.

Tenders; Expiration Date; Withdrawal	The exchange offer will expire immediately following 5:00 p.m., New York City time, on , 2018, unless extended (the “Expiration Date”), which is 21 business days after the exchange offer is commenced. If you decide to exchange your Outstanding Notes for New Notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the New Notes. You may withdraw any Outstanding Notes that you tender for exchange at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any Outstanding Notes you have tendered for exchange, those Outstanding Notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offer. You must tender your Outstanding Notes by the Expiration Date in order to participate in the exchange offer.

Conditions	The consummation of the exchange offer is subject to customary conditions, some of which we may waive. See “The Exchange Offer—Conditions.” The consummation of the exchange offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange.

U.S. Federal Income Tax Considerations	Your exchange of Outstanding Notes for New Notes to be issued in the exchange offer will not result in your realizing any gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the New Notes.

Consequences of Not Exchanging Outstanding Notes	Outstanding Notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your Outstanding Notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to register the Outstanding Notes. If you do not participate in the exchange offer, the liquidity of your Outstanding Notes could be adversely affected. See “The Exchange Offer—Consequences of Not Exchanging Outstanding Notes.”

Consequences of Exchanging Outstanding Notes	Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell, or otherwise transfer the New Notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquire the New Notes issued in the exchange offer in the ordinary course of your business;

•	are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the New Notes issued to you in the exchange offer; and

•	are not an “affiliate” of Amazon as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any New Notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires New Notes in the exchange offer for its own account in exchange for Outstanding Notes which it acquired through market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells or transfers any New Notes issued in the exchange offer. See “Plan of Distribution.”

Interest on Outstanding Notes Exchanged in the Exchange Offer	Holders of such New Notes as of the record date for the first interest payment date for the New Notes offered hereby following the consummation of the exchange offer, will receive interest accruing from February 21, 2018, in the case of the New 2020 Notes, or February 22, 2018, in the case of the New 2023 Notes, the New 2024 Notes, the New 2027 Notes, the New 2037 Notes, the New 2047 Notes, and the New 2057 Notes or, if later, the most recent date to which interest has been paid on the Outstanding Notes.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association.

Risk Factors	For risks related to the exchange offer, please read the section entitled “Risk Factors” beginning on page 9 of this prospectus.

Further Information	You should direct questions about the terms of the exchange offer and the exchange procedures and requests for additional copies of the prospectus and the letter of transmittal to the information agent, at its address and telephone number on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update, or change the information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference in this prospectus, the registration statement, the exhibits to the registration statement, and the additional information described under the heading “Where You Can Find More Information.”

The New Notes

A brief description of the material terms of the New Notes follows. For a more complete description, see “Description of the New Notes.”

Issuer	Amazon.com, Inc.

New Notes Offered	$1,000,000,000 aggregate principal amount of our 1.900% notes due August 21, 2020.

$1,000,000,000 aggregate principal amount of our 2.400% notes due February 22, 2023.

$2,000,000,000 aggregate principal amount of our 2.800% notes due August 22, 2024.

$3,500,000,000 aggregate principal amount of our 3.150% notes due August 22, 2027.

$2,750,000,000 aggregate principal amount of our 3.875% notes due August 22, 2037.

$3,500,000,000 aggregate principal amount of our 4.050% notes due August 22, 2047.

$2,250,000,000 aggregate principal amount of our 4.250% notes due August 22, 2057.

Interest Rate	The New 2020 Notes will bear interest at a rate of 1.900% per annum.

The New 2023 Notes will bear interest at a rate of 2.400% per annum.

The New 2024 Notes will bear interest at a rate of 2.800% per annum.

The New 2027 Notes will bear interest at a rate of 3.150% per annum.

The New 2037 Notes will bear interest at a rate of 3.875% per annum.

The New 2047 Notes will bear interest at a rate of 4.050% per annum.

The New 2057 Notes will bear interest at a rate of 4.250% per annum.

Interest Payment Dates	We will pay interest semi-annually on the New 2020 Notes on February 21 and August 21 of each year, beginning on August 21, 2018. We will pay interest semi-annually on the New 2023 Notes, the New 2024 Notes, the New 2027 Notes, the New 2037 Notes, the New 2047 Notes, and the New 2057 Notes on February 22 and August 22 of each year, beginning on August 22, 2018.

Maturity Date	The New 2020 Notes will mature on August 21, 2020.

The New 2023 Notes will mature on February 22, 2023.

The New 2024 Notes will mature on August 22, 2024.

The New 2027 Notes will mature on August 22, 2027.

The New 2037 Notes will mature on August 22, 2037.

The New 2047 Notes will mature on August 22, 2047.

The New 2057 Notes will mature on August 22, 2057.

Optional Redemption	We may, at our option, redeem any series of the New Notes, in whole or in part, at any time (until, in the case of the New 2023 Notes, January 22, 2023; in the case of the New 2024 Notes, June 22, 2024; in the case of the New 2027 Notes, May 22, 2027; in the case of the New 2037 Notes, February 22, 2037; in the case of the New 2047 Notes, February 22, 2047; and in the case of the New 2057 Notes, February 22, 2057) at a price equal to the greater of (1) 100% of the principal amount of the applicable series of New Notes to be redeemed, and (2) the sum of the present value of the remaining scheduled payments of principal and interest on the New Notes to be redeemed from the redemption date to the maturity date discounted from the scheduled payment dates to the redemption date (at a discount rate described in “Description of the New Notes—Optional Redemption”) plus 7.5 basis points in the case of the New 2020 Notes, plus 10 basis points in the case of the New 2023 Notes, plus 12.5 basis points in the case of the New 2024 Notes, plus 15 basis points in the case of the New 2027 Notes, plus 15 basis points in the case of the New 2037 Notes, plus 20 basis points in the case of the New 2047 Notes, and plus 25 basis points in the case of the New 2057 Notes, plus accrued and unpaid interest up to, but excluding, the redemption date.

Notwithstanding the immediately preceding paragraph, we may, at our option, redeem the New 2023 Notes, in whole or in part, at any time, on or after January 22, 2023 (one month prior to the maturity date of the New 2023 Notes); redeem the New 2024 Notes, in whole or in part, at any time, on or after June 22, 2024 (two months prior to the maturity date of the New 2024 Notes); redeem the New 2027 Notes, in whole or in part, at any time, on or after May 22, 2027 (three months prior to the maturity date of the New 2027 Notes); redeem the New 2037 Notes, in whole or in part, at any time, on or after February 22, 2037 (six months prior to the maturity date of the New 2037 Notes); redeem the New 2047 Notes, in whole or in part, at any time, on or after February 22, 2047 (six months prior to the maturity date of the New 2047 Notes); and redeem the New 2057 Notes, in whole or in part, at any time, on or after February 22, 2057 (six months prior to the maturity date of the New 2057 Notes) at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date.

For more information see “Description of the New Notes—Optional Redemption.”

Ranking	The New Notes will be senior unsecured obligations of ours and will rank equally with all our other unsecured indebtedness from time to time outstanding.

No Guarantees	The New Notes will be the obligations solely of Amazon.com, Inc. and will not be guaranteed by any subsidiary of Amazon.com, Inc.

Further Issuances	We may, without the consent of existing holders, increase the principal amount of the New Notes of any series by issuing more such notes in the future, on the same terms and conditions (other than differences in the issue date, issue price, interest accrued prior to the issue date of such additional notes, and restrictions on transfer in respect of such additional notes) and with the same CUSIP number (unless the additional notes of a series are not fungible for U.S. federal income tax or securities law purposes with such series, in which case such additional notes will have one or more separate CUSIP numbers), in each case, as the New Notes of the relevant series being offered by this prospectus. We do not plan to inform the existing holders if we re-open any series of the New Notes to issue and sell additional notes of such series in the future. Additional notes of a series issued in this manner will be consolidated with and will form a single series with the applicable series of the New Notes being offered hereby.

Denominations	The New Notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee	Wells Fargo Bank, National Association.

Form of Notes	We will issue the New Notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company. Investors may elect to hold the interests in the global notes through any of The Depository Trust Company, the Euroclear System, or Clearstream Banking S.A., as described under “Description of the New Notes—Book-Entry, Delivery, and Form.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes.

Risk Factors

You should consider carefully all the information set forth in and incorporated by reference in this prospectus and any prospectus supplement, together with the registration statement and the exhibits thereto, including the risks and uncertainties described below in the section entitled “Risk Factors” beginning on page 9 of this prospectus and under the heading “Risk Factors” included in our Quarterly

Report on Form 10-Q for the fiscal quarter ended March 31, 2017. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment.

Absence of Public Market	There is no current public market for any series of New Notes and a market may not develop. Accordingly, we cannot assure you as to the development or liquidity of any market for your New Notes. Certain of the initial purchasers of the Outstanding Notes have advised us that they currently intend to make a market in the New Notes. However, they are not obligated to do so, and they may discontinue any market making activities with respect to the New Notes without notice to you or us. We do not intend to apply for listing of the New Notes of any series on any securities exchange.

Governing Law	The Indenture provides that New York law shall govern any action regarding the New Notes brought pursuant to the Indenture.

RISK FACTORS

Participating in the exchange offer involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus and any prospectus supplement, you should carefully consider the following discussion of risks before deciding whether participating in the exchange offer is suitable for you. In addition, you should carefully consider the other risks, uncertainties, and assumptions that are set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, before deciding to participate in the exchange offer.

In addition to the foregoing risks relating to us, the following are additional risks relating to the New Notes and the exchange offer.

Risks Related to the New Notes

The New Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The New Notes are obligations exclusively of Amazon.com, Inc. and not of any of our subsidiaries. Our operations are primarily conducted through our subsidiaries, which are separate legal entities that have no obligation to pay any amounts due under the New Notes or to make any funds available therefor, whether by dividends, loans, or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the New Notes). Consequently, the New Notes will be structurally subordinated to all liabilities of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

The New Notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the New Notes.

The New Notes are our unsecured general obligations, ranking equally with other senior unsecured indebtedness outstanding from time to time. The Indenture and our existing outstanding senior notes (the “Existing Notes”), and the agreements governing our other debt, permit us and our subsidiaries to incur additional indebtedness, including secured debt. If we incur any additional secured debt, our assets will be subject to prior claims by our secured creditors to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization, or other winding up, assets that secure debt will be available to pay obligations on the New Notes only after all debt secured by those assets has been repaid in full. Holders of the New Notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including holders of our Existing Notes and our trade creditors. If we incur any additional obligations that rank equally with the New Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the New Notes and the Existing Notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution, or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the New Notes then outstanding would remain unpaid.

The limited covenants in the Indenture and the terms of the New Notes do not provide protection against some types of important corporate events and may not protect your investment.

The Indenture does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow, or liquidity and, accordingly, does not protect holders of the New Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other liabilities that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the New Notes;

•	limit our ability to incur secured indebtedness that would effectively rank senior to the New Notes to the extent of the value of the assets securing the indebtedness, or to engage in sale/leaseback transactions;

•	limit our ability to incur indebtedness that is equal in right of payment to the New Notes;

•	restrict our ability to repurchase or prepay our securities;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the New Notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the New Notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the New Notes, you should be aware that the terms of the Indenture and the New Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances, and events, such as certain acquisitions, refinancings, or recapitalizations that could substantially and adversely affect our capital structure and the value of the New Notes. For these reasons, you should not consider the covenants in the Indenture as a significant factor in evaluating whether to invest in the New Notes.

Changes in our credit ratings may adversely affect your investment in the New Notes.

The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold, or sell the New Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the New Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended, or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the New Notes and increase our corporate borrowing costs.

There may not be active trading markets for the New Notes.

We cannot assure you that trading markets for the New Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any markets that may develop for the New Notes, your ability to sell your New Notes, or the prices at which you will be able to sell your New Notes. Future trading prices of the New Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the New Notes, and the market for similar securities. Any trading markets that develop for the New Notes would be affected by many factors independent of and in addition to the foregoing, including the:

•	propensity of existing holders to trade their positions in such New Notes;

•	time remaining to the maturity of such New Notes;

•	outstanding amount of such New Notes;

•	redemption of such New Notes; and

•	level, direction, and volatility of market interest rates generally.

Redemption of the New Notes may adversely affect your return on such New Notes.

We have the right to redeem all of the New Notes prior to maturity. We may redeem these New Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of your New Notes.

Risks Relating to the Exchange Offer

You may be adversely affected if you fail to exchange Outstanding Notes.

We will issue New Notes to you only if your Outstanding Notes are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should carefully follow the instructions on how to tender your Outstanding Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Outstanding Notes. If you are eligible to participate in the exchange offer and do not tender your Outstanding Notes or if we do not accept your Outstanding Notes because you did not tender your Outstanding Notes properly, then, after we consummate the exchange offer, you will continue to hold Outstanding Notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any special interest with respect to the Outstanding Notes. In addition:

•	if you tender your Outstanding Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes; and

•	if you are a broker-dealer that receives New Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those New Notes.

After the exchange offer is consummated, if you continue to hold any Outstanding Notes, you may have difficulty selling them because there will be fewer Outstanding Notes outstanding.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Information Incorporated By Reference.”

	Three Months Ended March 31, 2018	Fiscal Year
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	5.62x	4.53x	7.19x	3.70x	—	3.52x

(1)	For the fiscal year ended December 31, 2014, earnings were insufficient to cover fixed charges by $117 million.

The ratio of earnings to fixed charges is computed by dividing (i) “earnings” consisting of the sum of (x) income before income taxes and losses from equity interests, and (y) fixed charges by (ii) fixed charges.

The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts, and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes in connection with the exchange offer. In exchange for issuing the New Notes we will receive the tendered Outstanding Notes.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

On August 28, 2017, Amazon completed its acquisition of Whole Foods Market, Inc., a Texas corporation (“Whole Foods Market”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 15, 2017, by and among Amazon, Whole Foods Market, and Walnut Merger Sub, Inc., a wholly-owned subsidiary of Amazon (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Whole Foods Market on August 28, 2017, with Whole Foods Market continuing as the surviving corporation and a wholly-owned subsidiary of Amazon (the “Merger”). Amazon acquired 100% of the outstanding stock of Whole Foods Market for cash consideration of approximately $13.2 billion, net of cash acquired.

Amazon financed the acquisition with net proceeds from the issuance of the Outstanding Notes.

A pro forma balance sheet has not been presented since the transaction is reflected in Amazon’s audited financial statements and accompanying notes as of December 31, 2017, included in Amazon’s Annual Report on Form 10-K, filed with the SEC on February 2, 2018.

The unaudited pro forma combined statements of operations were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Amazon considered as the accounting acquirer and Whole Foods Market as the accounting acquiree. Accordingly, consideration paid by Amazon to complete the Merger has been allocated to identifiable assets and liabilities of Whole Foods Market based on estimated fair values as of the closing date of the Merger. Management made an allocation of the consideration transferred to the assets acquired and liabilities assumed based on the information available and management’s valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The purchase price allocation has been completed as of March 31, 2018 with no material adjustments from the allocation disclosed in Amazon’s Annual Report on Form 10-K, filed with the SEC on February 2, 2018.

The following unaudited pro forma combined statements of operations and related notes present the historical statements of operations of Amazon adjusted to reflect Amazon’s acquisition of all outstanding shares of Whole Foods Market and the issuance of the Outstanding Notes. The historical consolidated financial statements have been adjusted in the Unaudited Pro Forma Combined Statement of Operations to give effect to pro forma events that are: (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination. The unaudited pro forma combined statements of operations for the year ended December 31, 2017 give effect to the acquisition as if it had occurred on January 1, 2017, the first day of Amazon’s last fiscal year.

These unaudited pro forma combined statements of operations have been derived from, and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of Amazon as of and for the year ended December 31, 2017, as contained in its Annual Report on Form 10-K filed on February 2, 2018;

•	The unaudited consolidated financial statements and accompanying notes of Whole Foods Market as of and for the 16 weeks ended January 15, 2017, as contained in its Quarterly Report on Form 10-Q filed on February 16, 2017; and

•	The unaudited consolidated financial statements and accompanying notes of Whole Foods Market as of and for the 40 weeks ended July 2, 2017, as contained in its Quarterly Report on Form 10-Q filed on August 4, 2017.

Unaudited Pro Forma Combined Statements of Operations

Year Ended December 31, 2017

(in millions, except per share data)

	Amazon	Whole Foods Market (Notes 1 & 3)	Pro Forma Adjustments	Notes	Pro Forma Combined
Net product sales	$118,573	$9,827	$—		$128,400
Net service sales	59,293	12	—		59,305

Total net sales	177,866	9,839	—		187,705
Operating expenses:
Cost of sales	111,934	5,869	—		117,803
Fulfillment	25,249	3,405	246	4(a)	28,900
Marketing	10,069	61	—		10,130
Technology and content	22,620	113	—		22,733
General and administrative	3,674	107	(104)	4(b)	3,677
Other operating expense, net	214	—	51	4(c)	265

Total operating expenses	173,760	9,555	193		183,508

Operating income	4,106	284	(193)		4,197
Interest income	202	—	—		202
Interest expense	(848)	(30)	(296)	4(d)	(1,174)
Other income (expense), net	346	7	—		353

Total non-operating income (expense)	(300)	(23)	(296)		(619)

Income before income taxes	3,806	261	(489)		3,578
Provision for income taxes	(769)	(102)	131	4(e)	(740)
Equity-method investment activity, net of tax	(4)	—	—		(4)

Net income	$3,033	$159	$(358)		$2,834

Basic earnings per share	$6.32			4(f)	$5.90

Diluted earnings per share	$6.15			4(f)	$5.75

Weighted-average shares used in computation of earnings per share:
Basic	480				480

Diluted	493				493

See accompanying notes to the unaudited pro forma combined statements of operations.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

Note 1—Basis of Presentation

The unaudited pro forma combined statements of operations were derived from the historical audited consolidated financial statements and unaudited consolidated financial statements of Amazon and Whole Foods Market, and give effect to the acquisition as if it had occurred on January 1, 2017, the first day of Amazon’s last fiscal year.

The historical consolidated financial statements have been adjusted in the unaudited pro forma combined statements of operations to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

Prior to 2018, Whole Foods Market had a different fiscal year end than Amazon. Whole Foods Market utilized a fiscal year ending on the last Sunday of the month of September and Amazon’s fiscal year ends on December 31 of each year. Whole Foods Market’s fiscal year ended September 24, 2017 represented the period from September 26, 2016 through September 24, 2017. As the fiscal years differed by more than 93 days, pursuant to Rule 11-02(c)(3) of Regulation S-X, Whole Foods Market financial information was adjusted for the purpose of preparing the unaudited pro forma combined statement of operations for the year ended December 31, 2017. The historical statement of operations of Whole Foods Market financial information used in the unaudited pro forma combined statement of operations for the year ended December 31, 2017 was prepared by taking the unaudited quarterly consolidated statements of operations for the 40 weeks ended July 2, 2017, and subtracting the unaudited quarterly consolidated statements of operations for the 16 weeks ended January 15, 2017, and adding the unaudited consolidated statements of operations for the 8 weeks ended August 27, 2017.

The unaudited pro forma combined statement of operations are based on a purchase price allocation, provided for illustrative purposes only, and do not purport to represent what the combined company’s results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma combined statement of operations do not reflect any future planned cost savings initiatives following the completion of the business combination.

Note 2—Purchase Price Allocation

Amazon completed the acquisition of Whole Foods Market for cash consideration of approximately $13.2 billion, net of cash acquired of $398 million, which consisted of consideration paid to former holders of common stock of Whole Foods Market at $42.00 a share, or $13.6 billion, including approximately $123 million to former holders of certain outstanding Whole Foods Market equity awards. Amazon financed the acquisition with net proceeds from the issuance of the Outstanding Notes.

The acquisition of Whole Foods Market has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of August 28, 2017, the acquisition date. As of the acquisition date, goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net acquisition date fair values of the assets acquired and liabilities assumed.

The following table summarizes the allocation of the purchase price as of the acquisition date (in millions):

Purchase Price
Cash paid, net of cash acquired	$13,176

$13,176

Allocation
Goodwill	$9,010
Intangible assets (1):
Marketing-related	1,928
Contract-based	407

2,335
Property and equipment	3,794
Deferred tax assets	95
Other assets acquired	1,711
Long-term debt	(1,158)
Deferred tax liabilities	(925)
Other liabilities assumed	(1,686)

$13,176

(1)	Acquired intangible assets have estimated useful lives of between one and twenty-five years, with a weighted-average amortization period of twenty-three years, primarily driven by the Whole Foods Market tradename.

This purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined statement of operations. The purchase price allocation has been completed as of March 31, 2018 with no material adjustments from the allocation disclosed above and in Amazon’s Annual Report on Form 10-K, filed with the SEC on February 2, 2018.

Note 3—Reclassifications

Amazon has made certain reclassifications to the Whole Foods Market historical statements of operations for the purpose of preparing the unaudited pro forma combined statement of operations for the 32 weeks ended August 27, 2017, to conform to Amazon’s historical presentation as detailed below. Reclassifications in the unaudited pro forma combined statement of operations for the 32 weeks ended August 27, 2017 (in millions):

	Whole Foods Market Consolidated Statement of Operations	(a)	Adjustments		(d)	Whole Foods Market Consolidated Statement of Operations after Adjustments
			(b)	(c)
Net product sales	$—	9,827	—	—	—	$9,827
Net service sales	—	12	—	—	—	12
Sales	9,839	(9,839)	—	—	—	—

Total net sales	9,839	—	—	—	—	9,839
Operating expenses:
Cost of goods sold and occupancy costs	6,505	—	—	(636)	—	5,869
Fulfillment	—	—	233	636	2,536	3,405
Marketing	—	—	—	—	61	61
Technology and content	—	—	—	—	113	113
Selling, general and administrative expenses	2,817	—	—	—	(2,710)	107
Other operating expense, net	—	—	—	—	—	—
Pre-opening expenses	189	—	(189)	—	—	—
Relocation, store closure and lease termination costs	44	—	(44)	—	—	—

Total operating expenses	9,555	—	—	—	—	9,555

Operating income	284	—	—	—	—	284
Interest expense	(30)	—	—	—	—	(30)
Investment and other income (expense)	7	—	—	—	—	7

Total non-operating income (expense)	(23)	—	—	—	—	(23)

Income before income taxes	261	—	—	—	—	261
Provision for income taxes	(102)	—	—	—	—	(102)

Net income	$159	—	—	—	—	$159

(a)	Represents the reclassification of $9.8 billion from sales to net product sales and net service sales.
(b)	Represents the reclassification of $189 million from pre-opening expenses and $44 million from relocation, store closure and lease termination costs to fulfillment costs.
(c)	Represents the reclassification of occupancy costs and non-retail costs of $636 million from cost of goods sold and occupancy costs to fulfillment costs. The occupancy costs primarily consist of store rental costs, property taxes, utility costs, repair and maintenance costs, and property insurance.
(d)	Represents the reclassification of various expenses of $2.5 billion, $61 million, and $113 million from selling, general and administrative expenses to fulfillment, marketing, and technology and content, respectively. The reclassification to fulfillment was primarily related to retail operational expenses.

Note 4—Adjustments to the Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments are based on our estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined statement of operations:

a)	Represents the following adjustments to fulfillment costs (in millions):

Year ended December 31, 2017
Depreciation expense adjustment in connection with fair value of property and equipment	$194
Net lease expense adjustments relating to favorable and unfavorable leases	101
Accelerated stock-based compensation expense	(49)

Total fulfillment cost adjustments	$246

•	For the year ended December 31, 2017, the net depreciation expense adjustment of $194 million is in connection with the net fair value adjustments related to Whole Foods Market’s property and equipment used in stores. The adjustment in depreciation is based on the estimated fair value and useful lives of 12 months to 34 years, and is calculated using the straight-line method.

•	For the year ended December 31, 2017, the net lease expense adjustment of $101 million is a result of the amortization of favorable and unfavorable leasehold improvements identified in the valuation analysis and netted with the historical amortization of deferred lease liabilities. The fair value of the favorable and unfavorable leasehold interests is determined using the “income approach” which is based on a forecast of all expected future cash flows.

•	For the year ended December 31, 2017, the adjustment of $49 million to stock-based compensation expense represents the reversal of non-recurring accelerated expense. The previously unrecognized stock-based compensation expense was accelerated due to preexisting change in control provisions in Whole Foods Market’s stock compensation arrangements and included in the historical statements of operations for the 32 weeks ended August 27, 2017.

b)	Represents the following adjustments to general and administrative costs (in millions):

Year ended December 31, 2017
Depreciation expense adjustment in connection with fair value of property and equipment	$19
Net lease expense adjustments relating to favorable and unfavorable leases	3
Transaction costs	(97)
Accelerated stock-based compensation expense	(29)

Total general and administrative cost adjustments	$(104)

•	For the year ended December 31, 2017, the net depreciation expense adjustment of $19 million is in connection with the fair value adjustment related to Whole Foods Market’s property and equipment used in its global and regional offices.

•	For the year ended December 31, 2017, the net lease expense adjustment of $3 million is a result of the amortization of favorable and unfavorable leasehold interests identified in the valuation analysis and netted with the historical amortization of deferred lease liabilities.

•	The transaction costs represent the reversal of non-recurring transaction costs directly related to the Merger, incurred by Amazon and Whole Foods Market and included in the historical statements of operations for the year ended December 31, 2017 of $97 million.

•	The adjustment of $29 million to stock-based compensation expense represents the reversal of non-recurring accelerated expense, incurred by Whole Foods Market and included in the historical statements of operations for the 32 weeks ended August 27, 2017.

c)	Represents the following adjustments to other operating expense, net (in millions):

Year ended December 31, 2017
Amortization adjustment in connection with fair value of intangible assets	$51

Total other operating expense, net adjustments	$51

•	For the year ended December 31, 2017, the net amortization expense adjustment of $51 million is in connection with the fair value of acquired Whole Foods Market tradename based on the estimated fair value and useful life of 25 years. The additional amortization expense is calculated using the straight-line method over the estimated remaining useful life of the asset. The fair value of identifiable intangible asset is determined using the “relief-from-royalty” method under the “income approach.”

d)	Represents the following adjustments to interest expense (in millions):

Year ended December 31, 2017
Interest expense on the proceeds from the issuance of the Outstanding Notes used to finance the Merger	$(307)

Interest expense adjustments on the Whole Foods Market senior notes	11

Total interest expense adjustments	$(296)

•	For the year ended December 31, 2017, the adjustment made to record interest expense of $307 million relates to the portion of the issuance of the Outstanding Notes used to finance the Merger, including the amortization of the discount on the notes.

•	For the year ended December 31, 2017, the adjustment made to record interest expense of $11 million relates to Whole Foods Market’s senior notes based on the estimated fair value recorded as a result of the Merger, net of historical interest expense.

e)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rate of 26.8% for the year ended December 31, 2017.

f)	The unaudited pro forma combined basic and diluted earnings per share calculations are based on Amazon’s consolidated basic and diluted weighted average outstanding common shares.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we sold the Outstanding Notes on August 22, 2017, we, as issuer, entered into a registration rights agreement (the “Registration Rights Agreement”) with Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as representatives of the initial purchasers. Under the Registration Rights Agreement, we agreed, among other things, to:

•	use our reasonable best efforts to prepare and file the registration statement of which this prospectus forms a part, regarding the exchange of the New Notes which will be registered under the Securities Act for the Outstanding Notes;

•	use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act;

•	to hold the exchange offer open for at least 20 business days;

•	use our reasonable best efforts to complete the exchange offer not later than 60 days after the registration statement becomes effective; and

•	use our reasonable best efforts to cause the exchange to be completed within 365 days after the date of original issuance of the Outstanding Notes.

For each Outstanding Note validly tendered pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such Outstanding Note will receive in exchange a New Note having a principal amount equal to that of the tendered Outstanding Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the tendered Outstanding Note in exchange therefor or, if no interest has been paid on such Outstanding Note, from the date of the original issue of such Outstanding Note. Capitalized terms used but not defined in this section have the respective meanings set forth in the Registration Rights Agreement.

Shelf Registration

Under the Registration Rights Agreement, in the event that (i) we determine that a registered exchange offer is not available or may not be completed as soon as practicable after the last date for acceptance of notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC, (ii) the exchange offer is not for any other reason completed within 365 days after the date of original issuance of the Outstanding Notes, or (iii) we receive a written request from any Initial Purchaser representing that it holds Registrable Securities of the applicable series that are or were ineligible to be exchanged in the exchange offer, we also agreed to use our reasonable best efforts to file and to have become effective a Shelf Registration Statement relating to resales of the Outstanding Notes and to keep that shelf registration statement continuously effective until the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”). We further agreed to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations, or instructions applicable to the registration form used by us for such Shelf Registration Statement or by the Securities Act or by any other rules or regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use our reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. We agreed to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

Special Interest on Outstanding Notes

If a Registration Default occurs with respect to a series of Registrable Securities, the interest rate on the Registrable Securities of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on, and including, the date of such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends when the Securities of such series cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default when the Exchange Offer is not completed on or prior to the Target Registration Date, when the Exchange Offer for such series is completed, (2) in the case of a Registration Default where the Shelf Registration Statement if required has not become effective on or prior to the Target Registration Date or, if we receive a Shelf Request, the Shelf Registration Statement required to be filed thereby has not become effective by the later of the Target Registration Date and 90 days after delivery of such Shelf Request, when the Shelf Registration Statement becomes effective, or (3) in the case of a Registration Default where the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable, and such failure exists for more than 30 days (whether or not consecutive) in any 12-month period or where on more than two occasions in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective, or the Prospectus ceases to be usable, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. Any amounts of special interest due will be payable in cash on the same original interest payment dates as interest on the Outstanding Notes is payable.

This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange Outstanding Notes that are properly tendered on or before the Expiration Date and are not withdrawn as permitted below. We have agreed to use all commercially reasonable efforts to keep the registration statement effective for at least 20 business days from the date notice of the exchange offer is mailed. The Expiration Date for the exchange offer is 5:00 p.m., New York City time, on                     , 2018, or such later date and time to which we, in our sole discretion, extend the exchange offer.

The form and terms of the New Notes being issued in the exchange offer are the same as the form and terms of the Outstanding Notes, except that the New Notes being issued in the exchange offer:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	will not contain the registration rights and special interest provisions contained in the Outstanding Notes.

We expressly reserve the right, in our sole discretion:

•	to extend the Expiration Date;

•	to delay accepting any Outstanding Notes;

•	to terminate the exchange offer and not accept any Outstanding Notes for exchange if any of the conditions set forth below under “—Conditions” have not been satisfied; and

•	to amend the exchange offer in any manner.

We will give written notice of any extension, delay, non-acceptance, termination, or amendment of the exchange offer as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During an extension, all Outstanding Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Outstanding Notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

Conditions

We are not required to accept for exchange, or to issue New Notes in the exchange offer for, any Outstanding Notes. We may terminate or amend the exchange offer at any time before the acceptance of Outstanding Notes for exchange if:

•	the exchange offer would violate any applicable federal law, statute, rule or regulation, or any applicable interpretation of the staff of the SEC;

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•	any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part, or (2) the qualification of the Indenture governing the New Notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	any law, rule or regulation is enacted, adopted, proposed, or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable New Notes in the exchange offer. See “—Consequences of Not Exchanging Outstanding Notes;”

•	any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations, or results of operations taken as a whole, that is or may be adverse to us;

•	any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

•	we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Outstanding Notes or the New Notes to be issued in the exchange offer.

The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all of the conditions to the exchange offer, we intend to accept, promptly after the Expiration Date, all Outstanding Notes properly tendered and issue New Notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered Outstanding Notes for exchange when, as and if we have given written notice to the exchange agent. See “—Conditions.”

For each Outstanding Note accepted for exchange, the holder will receive a New Note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered Outstanding Note. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from February 21, 2018, in the case of the New 2020 Notes, or February 22, 2018, in the case of the New 2023 Notes, the New 2024 Notes, the New 2027 Notes, the New 2037 Notes, the New 2047 Notes, and the New 2057 Notes, or, if later, the most recent date to which interest has been paid. Outstanding Notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the Registration Rights Agreement, we may be required to make additional payments in the form of special interest to the holders of the Outstanding Notes under circumstances relating to the timing of the exchange offer, as discussed above.

In all cases, we will issue New Notes in the exchange offer for Outstanding Notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such Outstanding Notes or a timely book-entry confirmation of such Outstanding Notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Outstanding Notes, or if a holder submits Outstanding Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged Outstanding Notes without cost to the tendering holder. In the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC. We will return the Outstanding Notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering

When the holder of Outstanding Notes tenders and we accept Outstanding Notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of Outstanding Notes who wishes to tender Outstanding Notes for exchange must, on or prior to the Expiration Date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Wells Fargo Bank, National Association, the exchange agent, at the address set forth on the back cover page of this prospectus; or

•	if Outstanding Notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent at the address set forth on the back cover page of this prospectus.

In addition, either:

•	the exchange agent must receive the certificates for the Outstanding Notes and the letter of transmittal; or

•	the exchange agent must receive, prior to the Expiration Date, a timely confirmation of the book-entry transfer of the Outstanding Notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, referred to as a “book-entry confirmation,” which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

The method of delivery of the Outstanding Notes, the letter of transmittal and all other required documents is at the election and risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Outstanding Notes should be sent directly to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange are tendered:

•	by a holder of Outstanding Notes who has not completed the box entitled “Special Issuance Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is an “eligible guarantor institution” (as defined in Rule 17Ad-15 of the Exchange Act) meeting the requirements of the registrar for the Outstanding Notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the Outstanding Notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If Outstanding Notes are registered in the name of a person other than the signer of the letter of transmittal, the Outstanding Notes surrendered for exchange must be endorsed by the registered holder, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender or withdrawal of Outstanding Notes in connection with the exchange offer will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any Outstanding Note improperly tendered;

•	refuse to accept any Outstanding Note if, in our judgment or the judgment of our counsel, acceptance of the Outstanding Note may be deemed unlawful; and

•	waive any defects or irregularities or conditions of the exchange offer as to any particular Outstanding Note either before or after the Expiration Date, including the right to waive the ineligibility of any class of holder who seeks to tender Outstanding Notes in the exchange offer.

Our interpretation of the terms and conditions of the exchange offer as to any particular Outstanding Notes either before or after the Expiration Date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will any such persons incur any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of the Outstanding Notes tendered for exchange signs the letter of transmittal, the tendered Outstanding Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Outstanding Notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal, any Outstanding Notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person’s authority to so act unless we waive this requirement.

By tendering, each holder will represent to us that, among other things, the person acquiring New Notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. If any holder or any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or is engaged in, intends to engage in, or has an arrangement or understanding with any person to participate in a distribution of the New Notes, such holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Withdrawal Rights

You may withdraw tenders of your Outstanding Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth on the back cover page of this prospectus. Any such notice of withdrawal must:

•	specify the name of the person having tendered the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the principal amount of such Outstanding Notes; and

•	where certificates for Outstanding Notes are transmitted, specify the name in which such Outstanding Notes are registered, if different from that of the withdrawing holder.

If certificates for Outstanding Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices and our determination will be final and binding on all parties. Any tendered Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those Outstanding Notes without cost to the holder. In the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC, the Outstanding Notes withdrawn will be credited to an account maintained with DTC for the Outstanding Notes. The Outstanding Notes will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn Outstanding Notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering” at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Book-Entry Transfers

The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s system must make book-entry delivery of Outstanding Notes denominated in dollars by causing DTC to transfer the Outstanding Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Outstanding Notes into the exchange agent’s account at DTC, and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of Outstanding Notes tendered in the exchange offer may be effected through book-entry transfer at DTC as applicable. However, the letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth on the back cover page of this prospectus on or prior to the Expiration Date.

Consequences of Not Exchanging Outstanding Notes

Holders who desire to tender their Outstanding Notes in exchange for New Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange.

Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, remain outstanding and continue to accrue interest. Such Outstanding Notes will continue to be subject to the provisions in the Indenture regarding the transfer and exchange of the Outstanding Notes and the existing restrictions on transfer set forth in the legend on the Outstanding Notes and in the offering memorandum dated August 15, 2017, relating to the Outstanding Notes. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to provide for the registration under the Securities Act of such Outstanding Notes. In general, Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any further action to register the Outstanding Notes under the Securities Act or under any state securities laws.

Upon completion of the exchange offer, holders of the Outstanding Notes will not be entitled to any further rights under the Registration Rights Agreement, except under limited circumstances.

Holders of the New Notes and any Outstanding Notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the Indenture.

Consequences of Exchanging Outstanding Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the New Notes may be offered for resale, resold, or otherwise transferred by holders of those New Notes, other than by any holder that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act. The New Notes may be offered for resale, resold, or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the New Notes issued in the exchange offer are acquired in the ordinary course of the holder’s business; and

•	the holder, other than a broker-dealer, has no arrangement or understanding with any person to participate in the distribution of the New Notes issued in the exchange offer.

However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

•	it is not an affiliate of ours;

•	it is not engaged in, and does not intend to engage in, a distribution of the New Notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of New Notes issued in the exchange offer;

•	it is acquiring the New Notes issued in the exchange offer in the ordinary course of its business; and

•	it is not acting on behalf of a person who could not make the three preceding representations.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must acknowledge that:

•	such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•	it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of New Notes issued in the exchange offer.

Furthermore, any broker-dealer that acquired any of its Outstanding Notes directly from us:

•	may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan, Stanley & Co., Incorporated, SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1983); and

•	must also be named as a selling holder of the New Notes in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

In addition, to comply with state securities laws of certain jurisdictions, the New Notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the New Notes. We have agreed in the Registration Rights Agreement that, prior to any public offering of transfer restricted Outstanding Notes, we will cooperate with the exchanging holders and their counsel in connection with the registration and qualification of the transfer restricted Outstanding Notes under the securities or blue sky laws of such jurisdictions as the exchanging holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the transfer restricted Outstanding Notes. We are not required to register or qualify as a foreign corporation where we are not now so qualified or to take any action that would subject us to the service of process in suits or to taxation, in any jurisdiction where we are not now so subject.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Outstanding Notes to us in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due on the Outstanding Notes tendered by such holder.

Exchange Agent

Wells Fargo Bank, National Association has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of Outstanding Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company, or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

Wells Fargo Bank, National Association has been appointed as the information agent for the exchange offer, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any Outstanding Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company, or other nominee may also contact such record holder for assistance concerning the exchange offer.

Fees and Expenses

We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the exchange offer, including:

•	the SEC registration fee;

•	fees and expenses of the exchange agent and the Trustee;

•	accounting and legal fees;

•	printing fees; and

•	other related fees and expenses.

Other Fees and Expenses

The expenses of soliciting tenders for the Outstanding Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone, or in person by the information agent, as well as by officers and other employees of Amazon and its affiliates.

You will not be required to pay any fees or commissions to Amazon, the exchange agent, or the information agent in connection with the exchange offer. If your Outstanding Notes are held through a broker, dealer, commercial bank, trust company, or other nominee that tenders your Outstanding Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine whether any charges will apply.

DESCRIPTION OF THE NEW NOTES

The New Notes offered hereby will be issued by Amazon under the Indenture in connection with the exchange offer for the Outstanding Notes described elsewhere in this prospectus. Capitalized terms used but not defined in this section have the respective meanings set forth in the Indenture.

Because this section is a summary, it does not describe every aspect of the New Notes and the Indenture. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the New Notes and the Indenture, including definitions of certain terms used therein. The Indenture and its associated documents contain the full legal text of the matters described in this section. The Indenture and the New Notes are governed by New York law. A copy of the Indenture has been filed with the Securities and Exchange Commission. See “Where You Can Find More Information” for information on how to obtain a copy.

Principal, Maturity, and Interest

1.900% Notes due August 21, 2020

We are offering up to $1,000,000,000 principal amount of the 1.900% notes due August 21, 2020 as a series of notes under the Indenture (the “New 2020 Notes”). Unless an earlier redemption has occurred, the entire principal amount of the New 2020 Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 21, 2020. The New 2020 Notes will bear interest at the rate of 1.900% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on February 21 and August 21 of each year, beginning on February 21, 2018, to the persons in whose names the 2020 New Notes are registered at the close of business on the preceding February 6 and August 6, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the New 2020 Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

2.400% Notes due February 22, 2023

We are offering up to $1,000,000,000 principal amount of the 2.400% notes due February 22, 2023 as a series of notes under the Indenture (the “New 2023 Notes”). Unless an earlier redemption has occurred, the entire principal amount of the New 2023 Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on February 22, 2023. The New 2023 Notes will bear interest at the rate of 2.400% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on February 22 and August 22 of each year, beginning on February 22, 2018, to the persons in whose names the New 2023 Notes are registered at the close of business on the preceding February 7 and August 7, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the New 2023 Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

2.800% Notes due August 22, 2024

We are offering up to $2,000,000,000 principal amount of the 2.800% notes due August 22, 2024 as a series of notes under the Indenture (the “New 2024 Notes”). Unless an earlier redemption has occurred, the entire principal amount of the New 2024 Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 22, 2024. The New 2024 Notes will bear interest at the rate of 2.800% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on February 22 and August 22 of each year, beginning on February 22, 2018, to the persons in whose names the New 2024 Notes are registered at the close of business on the preceding February 7 and August 7, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the New 2024 Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

3.150% Notes due August 22, 2027

We are offering up to $3,500,000,000 principal amount of the 3.150% notes due August 22, 2027 as a series of notes under the Indenture (the “New 2027 Notes”). Unless an earlier redemption has occurred, the entire principal amount of the New 2027 Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 22, 2027. The New 2027 Notes will bear interest at the rate of 3.150% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on February 22 and August 22 of each year, beginning on February 22, 2018, to the persons in whose names the New 2027 Notes are registered at the close of business on the preceding February 7 and August 7, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the New 2027 Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

3.875% Notes due August 22, 2037

We are offering up to $2,750,000,000 principal amount of the 3.875% notes due August 22, 2037 as a series of notes under the Indenture (the “New 2037 Notes”). Unless an earlier redemption has occurred, the entire principal amount of the New 2037 Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 22, 2037. The New 2037 Notes will bear interest at the rate of 3.875% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on February 22 and August 22 of each year, beginning on February 22, 2018, to the persons in whose names the New 2037 Notes are registered at the close of business on the preceding February 7 and August 7, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the New 2037 Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

4.050% Notes due August 22, 2047

We are offering up to $3,500,000,000 principal amount of the 4.050% notes due August 22, 2047 as a series of notes under the Indenture (the “New 2047 Notes”). Unless an earlier redemption has occurred, the entire principal amount of the New 2047 Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 22, 2047. The New 2047 Notes will bear interest at the rate of 4.050% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on February 22 and August 22 of each year, beginning on February 22, 2018, to the persons in whose names the New 2047 Notes are registered at the close of business on the preceding February 7 and August 7, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the New 2047 Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

4.250% Notes due August 22, 2057

We are offering up to $2,250,000,000 principal amount of the 4.250% notes due August 22, 2057 as a series of notes under the Indenture (the “New 2057 Notes”). Unless an earlier redemption has occurred, the entire principal amount of the New 2057 Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 22, 2057. The New 2057 Notes will bear interest at the rate of 4.250% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on February 22 and August 22 of each year, beginning on February 22, 2018, to the persons in whose names the New 2057 Notes are registered at the close of business on the preceding February 7 and August 7, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the New 2057 Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

General

We may, without the consent of existing holders, increase the principal amount of the New Notes of any series by issuing more such notes in the future, on the same terms and conditions (other than differences in the issue date, issue price, interest accrued prior to the issue date of such additional notes, and restrictions on transfer in respect of such additional notes) and with the same CUSIP number (unless the additional notes of a series are not fungible for U.S. federal income tax or securities law purposes with such series, in which case such additional notes will have one or more separate CUSIP numbers), in each case, as the New Notes of the relevant series being offered by this prospectus. We do not plan to inform the existing holders if we re-open any series of the New Notes to issue and sell additional notes of such series in the future. Additional notes of a series issued in this manner will be consolidated with and will form a single series with the applicable series of the New Notes being offered hereby.

In some circumstances, we may elect to discharge our obligations under a series of the New Notes through full defeasance or covenant defeasance. See “—Defeasance” below for more information.

We may at any time and from time to time purchase New Notes in the open market or otherwise.

Denominations

The New Notes of each series will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Ranking

The New Notes will be senior unsecured obligations of ours and will rank equally with all our other senior unsecured indebtedness from time to time outstanding.

No Guarantees

The New Notes will be the obligations solely of Amazon.com, Inc. and will not be guaranteed by any subsidiary of Amazon.com, Inc.

Optional Redemption

The New Notes may be redeemed in whole at any time or in part from time to time (until, in the case of the New 2023 Notes, January 22, 2023; in the case of the New 2024 Notes, June 22, 2024; in the case of the New

2027 Notes, May 22, 2027; in the case of the New 2037 Notes, February 22, 2037; in the case of the New 2047 Notes, February 22, 2047; and in the case of the New 2057 Notes, February 22, 2057), at our option, at a redemption price equal to the greater of: (1) 100% of the principal amount of the applicable series of the New Notes to be redeemed, and (2) the sum, as determined by us based on the Reference Treasury Dealer Quotations (as defined below), of the present value of the remaining scheduled payments of principal and interest on the New Notes to be redeemed from the redemption date to the maturity date (the “Remaining Life”) (not including any portion of such payments of interest accrued as of the redemption date) discounted from the scheduled payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 7.5 basis points in the case of the New 2020 Notes, plus 10 basis points in the case of the New 2023 Notes, plus 12.5 basis points in the case of the New 2024 Notes, plus 15 basis points in the case of the New 2027 Notes, plus 15 basis points in the case of the New 2037 Notes, plus 20 basis points in the case of the New 2047 Notes, and plus 25 basis points in the case of the New 2057 Notes.

Accrued and unpaid interest on the principal amount being redeemed will be paid up to, but excluding, the redemption date.

Commencing on January 22, 2023 (one month prior to the maturity date of the New 2023 Notes); June 22, 2024 (two months prior to the maturity date of the New 2024 Notes); May 22, 2027 (three months prior to the maturity date of the New 2027 Notes); February 22, 2037 (six months prior to the maturity date of the New 2037 Notes); February 22, 2047 (six months prior to the maturity date of the New 2047 Notes); and February 22, 2057 (six months prior to the maturity date of the New 2057 Notes) such New Notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date.

If money sufficient to pay the redemption price of and accrued interest on the series of the New Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on such New Notes (or such portion thereof) called for redemption and such New Notes will cease to be outstanding. If any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

If fewer than all of the New Notes of a series are to be redeemed, the Trustee will select the New Notes of such series for redemption by lot in accordance with DTC’s applicable procedures. The New Notes of $2,000 principal amount or less will not be redeemed in part.

If any New Note is to be redeemed in part only, the notice of redemption that relates to that New Note will state the portion of the principal amount of that note that is to be redeemed. For New Notes issued in certificated form, a new certificate in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the original note upon cancellation of the original New Notes. New Notes called for redemption become due on the date fixed for redemption.

Notice of any redemption will be electronically delivered or mailed at least 30 days but not more than 60 days before the redemption date to each holder of the New Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the New Notes, or portions thereof, called for redemption.

The Trustee will not be liable for selections made by it as contemplated in this section. For any New Notes which are represented by global securities held on behalf of The Depository Trust Company, the Euroclear System, or Clearstream Banking S.A., notices may be given by delivery of the relevant notices to The Depository Trust Company, Euroclear System, or Clearstream Banking S.A. for communication to entitled account holders in substitution for the aforesaid mailing.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer appointed by us as being the most recently issued United States Treasury security having a maturity comparable to the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (ii) if we obtain fewer than five such Reference Treasury Dealer Quotations, then the average of all such quotations shall be used, or (iii) if only one Reference Treasury Dealer Quotation can reasonably be obtained by us, such quotation shall be used.

“Reference Treasury Dealer” means each of Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, and their respective successors and two other nationally recognized investment banking firms that are primary U.S. Government securities dealers in the United States (a “Primary Treasury Dealer”) specified from time to time by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by each Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the redemption date.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any New Notes are outstanding, we shall file with the Trustee, within the time periods specified by the SEC’s rules and regulations, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We shall be deemed to have complied with the previous sentence to the extent that such information, documents, and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information, and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officers’ certificates).

Events of Default

The following will be “Events of Default” with respect to the New Notes of each series:

•	failure to pay any interest on any of the New Notes of such series within 30 days after such interest becomes due and payable;

•	failure to pay principal of (or premium, if any, on) any of the New Notes of such series at maturity, or if applicable, the redemption price, when the same becomes due and payable by the terms of the New Notes of such series;

•	failure to comply with any of the covenants or agreements in any of the New Notes of such series or the Indenture (other than an agreement or covenant that we included in the Indenture solely for the benefit of another series of notes) for 90 days after there has been given, by registered or certified mail, to us by the Trustee, or to us by the holders of at least 25% in principal amount of all outstanding New Notes of a series affected by that failure, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “notice of default” under the Indenture; and

•	certain events involving our bankruptcy, insolvency, or reorganization.

A default under one series of notes issued under the Indenture will not necessarily be a default under another series of note under the Indenture. The Trustee may withhold notice to the holders of a series of notes issued under the Indenture of any default or event of default (except in any payment on the notes of such series) if the Trustee considers it in the interest of the holders of the New Notes of that series to do so.

If an event of default for a series of New Notes occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the New Notes of that series may require us to pay immediately the principal amount plus accrued and unpaid interest on all the New Notes of that series. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization occurs with respect to us, the principal amount plus accrued and unpaid interest on the New Notes of that series will become immediately due and payable without any action on the part of the Trustee or any holder. The holders of a majority in principal amount of the New Notes of such series then outstanding may in some cases rescind this accelerated payment requirement.

A holder of New Notes of any series may pursue any remedy under the Indenture applicable to the New Notes of that series only if:

•	the holder gives the Trustee written notice of a continuing event of default;

•	the holders of at least 25% in principal amount of the New Notes of such series then outstanding make a written request to the Trustee to pursue the remedy;

•	the holder furnishes to the Trustee indemnity reasonably satisfactory to the Trustee against loss, liability, or expense;

•	the Trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the New Notes of that series do not give the Trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the New Notes of such series. In most cases, holders of a majority in principal amount of the New Notes of any series then outstanding may direct the time, method, and place of:

•	conducting any proceeding for any remedy available to the Trustee with respect to the New Notes of such series; and

•	exercising any trust or power conferred on the Trustee not relating to or arising under an event of default with respect to the New Notes of such series.

The Indenture will require us to file with the Trustee each year a written statement as to our compliance with the covenants contained in the Indenture, and we are required upon becoming aware of any default or Event of Default, to deliver to the Trustee a written statement specifying such default or Event of Default and what action we are taking or propose to take to cure such default or Event of Default.

Covenants

The New Notes will not contain any covenants or other provisions designed to protect holders of the New Notes in the event of a highly leveraged transaction.

Consolidation, Merger, or Sale

We will covenant not to consolidate with or merge into any other person or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of our and our subsidiaries’, taken as a whole, assets to any person unless either we are the surviving corporation or the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such person is not a corporation, a co-obligor of the New Notes is a corporation organized under any such laws, and any successor or purchaser expressly assumes our obligations under the New Notes by an indenture supplemental to the Indenture, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing. An officers’ certificate and an opinion of counsel will be delivered to the Trustee, which will serve as conclusive evidence of compliance with these provisions.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the New Notes of any series may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the New Notes of the applicable series at the time outstanding (including, without limitation, additional New Notes of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, New Notes of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, or interest on, New Notes of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the applicable New Notes may be waived with the consent of the holders of at least a majority in aggregate principal amount of the New Notes of the applicable series at the time outstanding (including, without limitation, additional New Notes of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Without the consent of each holder of outstanding New Notes affected thereby, an amendment, supplement, or waiver may not (with respect to any New Notes held by a non-consenting holder):

•	reduce the percentage in principal amount of New Notes, the consent of whose holders is required for any amendment, supplement, or waiver;

•	reduce the rate of or change the time for payment of interest on the New Notes;

•	reduce the principal or change the stated maturity of any New Notes of any series;

•	reduce the redemption price payable on the redemption of any New Notes, change the time at which any New Notes may or must be redeemed, or alter or waive any of the provisions with respect to the redemption of such New Notes;

•	make payments on any New Notes payable in currency other than as originally stated in such New Notes;

•	impair the holder’s right to institute suit for the enforcement of any payment on any New Notes; or

•	waive a continuing default or event of default regarding any payment on the New Notes.

Notwithstanding the preceding, without the consent of any holder of New Notes, we and the Trustee may amend or supplement the Indenture or the applicable New Notes in certain circumstances, including:

•	to cure any ambiguity, omission, defect, or inconsistency;

•	to provide for the assumption of our obligations under the Indenture by a successor or transferee upon any merger, consolidation, or asset transfer;

•	to provide for uncertificated New Notes in addition to or in place of certificated New Notes;

•	to provide any security for or guarantees of the New Notes or for the addition of an additional obligor on the New Notes;

•	to comply with any requirement to effect or maintain the qualification of the Indenture under the Trust Indenture Act, if applicable;

•	to add covenants that would benefit the holders of any outstanding series of New Notes or to surrender any of our rights under the Indenture;

•	to add additional Events of Default with respect to any series of New Notes;

•	to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall not become effective with respect to any outstanding New Notes of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of notes;

•	to facilitate the defeasance and discharge of any series of New Notes otherwise in accordance with the defeasance provisions of the Indenture; provided that any such action does not adversely affect the rights of any holder of outstanding New Notes of such series in any material respect;

•	to issue additional New Notes of any series; provided that such additional New Notes have the same terms as, and be deemed part of the same series as, the applicable series of New Notes offered hereby to the extent required under the Indenture;

•	to make any change that does not adversely affect the rights of any holder of outstanding New Notes in any material respect;

•	to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the New Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one Trustee; or

•	to conform the text of the Indenture or the New Notes to any provision of this “Description of the New Notes” to the extent that such provision in this “Description of the New Notes” was intended to be a verbatim recitation of a provision of the Indenture or the New Notes.

The holders of not less than a majority in principal amount of the New Notes of each series then outstanding may on behalf of the holders of all of the New Notes of such series waive any past default with respect to those New Notes, except a default in the payment of the principal of or premium or interest on any New Notes of such series (provided, that the holders of a majority in principal amount of the New Notes of each series then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

A supplemental indenture that changes or eliminates any covenant, Event of Default, or other provision of the Indenture that has been expressly included solely for the benefit of one or more particular series of notes, if any, or which modifies the rights of the holders of notes of such series with respect to such covenant, Event of Default, or other provision, shall be deemed not to affect the rights under the Indenture of the holders of notes of any other series that does not have the benefit of such covenant, Event of Default, or other provision. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment, or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

If an Event of Default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any notes issued under the Indenture only after those holders have furnished the Trustee indemnity reasonably satisfactory to it.

If the Trustee becomes a creditor of ours, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise.

The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign, or obtain an order from the SEC permitting it to remain as Trustee.

Paying Agent, Registrar and Transfer Agent

We will maintain one or more paying agents (each, a “Paying Agent”) for the New Notes in Minneapolis, Minnesota. We, upon written notice to the Trustee accompanied by an officers’ certificate, may appoint one or more Paying Agents, other than the Trustee, for all or any series of the New Notes. If we fail to appoint or maintain another entity as Paying Agent, the Trustee shall act as such. We or any of our subsidiaries, upon notice to the Trustee, may act as Paying Agent.

We will also maintain one or more registrars (each, a “Registrar”) with an office in Minneapolis, Minnesota. We, upon written notice to the Trustee accompanied by an officers’ certificate, may appoint one or more registrars, other than the Trustee, for all or any series of New Notes. If we fail to appoint or maintain another entity as registrar, the Trustee shall act as such. We or any of our subsidiaries, upon notice to the Trustee, may act as registrar.

We will also maintain one or more transfer agents with offices in Minneapolis, Minnesota. Each transfer agent shall perform the functions of a transfer agent. We, upon written notice to the Trustee accompanied by an officers’ certificate, may appoint one or more transfer agents, other than the Trustee, for all or any series of New Notes. If we fail to appoint or maintain another entity as transfer agent, the Trustee shall act as such. We or any of our subsidiaries, upon notice to the Trustee, may act as transfer agent.

The Registrar will maintain a register reflecting ownership of New Notes outstanding from time to time and facilitate transfer of the New Notes on our behalf, and the Paying Agents will make payments on our behalf. We may change any Paying Agents, Registrars, or transfer agents without prior notice to the holders of New Notes.

Governing Law

The Indenture and the New Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of the Indenture

The Indenture shall cease to be of further effect with respect to a series of New Notes when either:

•	we have delivered to the Trustee for cancellation all outstanding New Notes of such series, other than any New Notes that have been destroyed, lost, or stolen and that have been replaced or paid as provided in the Indenture;

•	all outstanding New Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the Trustee as trust funds the entire amount, in cash in U.S. dollars or noncallable U.S. governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption of all New Notes of such series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the New Notes of such series.

In each case, we will also pay all other sums payable by us under the Indenture with respect to the New Notes of such series and deliver to the Trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the New Notes of such series have been complied with.

Defeasance

The term defeasance means the discharge of some or all of our obligations under the Indenture. If we deposit with the Trustee funds or U.S. government securities, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent accountants, to make payments on any series of New Notes on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the New Notes of such series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the Indenture, and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of New Notes, the holders of the defeased New Notes of such series will not be entitled to the benefits of the Indenture under which such series was issued, except for our obligation to register the transfer or exchange of the New Notes of such series, replace stolen, lost, or mutilated New Notes, or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium, and interest on the New Notes of such series will also survive. We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the New Notes of such series to recognize income, gain, or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Book-Entry, Delivery, and Form

We will issue the New Notes in the form of one or more fully registered global securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”). The New Notes will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

The global securities will be deposited with, or on behalf of, DTC, and will be registered in the name of Cede & Co., DTC’s nominee. The following provisions will apply to the depository arrangements with respect to such global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly, if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security, and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act, as amended, or other applicable statute or regulation, and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and we notify the Amazon Trustee of our decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on the New Notes represented by a global security to the Paying Agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the Amazon Indenture. Accordingly, we, the Amazon Trustee and any Paying Agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision, or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the Amazon Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the Amazon Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V. (the “Euroclear Operator”), a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold, and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream, and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear, or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Notices

Notices to holders of New Notes will be given by mail to the addresses of such holders as they appear in the security register or through the facilities of DTC or Euroclear or Clearstream Luxembourg, in the case of beneficial interests represented by global securities.

Sinking Fund

There will not be a sinking fund for any series of the New Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences of the exchange of Outstanding Notes for New Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, administrative pronouncements, rulings, and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary addresses only the U.S. federal income tax consequences of the exchange of New Notes that are acquired in this offering in exchange for Outstanding Notes originally acquired at their initial offering for an amount of cash equal to their issue price and held as “capital assets” within the meaning of Section 1221 of the Code.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding New Notes as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment. The discussion does not address any foreign, state, local, or non-income tax consequences of the exchange of Outstanding Notes for New Notes.

This discussion is for general information purposes only, and is not intended to be and should not be construed to be, legal or tax advice to any particular Holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Outstanding Notes

The exchange of Outstanding Notes for New Notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. Holders of Outstanding Notes will not realize gain or loss as a result of the exchange and will have the same adjusted issue price, tax basis and holding period in the New Notes as they had in the Outstanding Notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the New Notes will be the same as those applicable to the Outstanding Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE NEW NOTES

Gibson, Dunn & Crutcher LLP will pass upon the validity of the New Notes on our behalf.

EXPERTS

The consolidated financial statements of Amazon appearing in Amazon’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of Amazon’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Whole Foods Market appearing in Whole Foods Market’s Annual Report (Form 10-K) for the year ended September 24, 2017, and the effectiveness of Whole Foods Market’s internal control over financial reporting as of September 24, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 2, 2018 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2018, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on April 26, 2018; and

•	The Audited Consolidated Financial Statements of Whole Foods Market for the year ended September 24, 2017 (incorporated by reference from Part II, Item 8 of the Annual Report on Form 10-K of Whole Foods Market (File No. 0-19797), filed on November 17, 2017).

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus, if such person makes a written or oral request directed to:

Amazon.com, Inc.

ATTN: Investor Relations

P.O. Box 81226

Seattle, WA 98108-1226

(206) 266-1000

Amazon.com, Inc.

Offers to Exchange

All Outstanding

$1,000,000,000 of our 1.900% notes due August 21, 2020,

$1,000,000,000 of our 2.400% notes due February 22, 2023,

$2,000,000,000 of our 2.800% notes due August 22, 2024,

$3,500,000,000 of our 3.150% notes due August 22, 2027,

$2,750,000,000 of our 3.875% notes due August 22, 2037,

$3,500,000,000 of our 4.050% notes due August 22, 2047, and

$2,250,000,000 of our 4.250% notes due August 22, 2057

issued in a private transaction in reliance on

Rule 144A and Regulation S under the Securities Act

PROSPECTUS

The Exchange Agent and Information Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

600 South Fourth Street

MAC: N9300-070

Minneapolis, MN 55479

Attn: Bondholder Communications

Banks and Brokers call: 1-800-344-5128

All others please call toll free: 1-800-344-5128

Email: bondholdercommunications@wellsfargo.com

By Facsimile Transmission (for Eligible Institutions Only):

1-877-407-4679

Confirm by Telephone:

1-800-344-5128

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offer.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Section 10 of the registrant’s Amended and Restated Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was serving as a director or officer of the registrant or that, being or having been a director or officer of the registrant, such person is or was serving at the request of the registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan.

The Bylaws also provide that the registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Article 10 of the registrant’s Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The registrant has entered into certain indemnification agreements with its directors. The indemnification agreements provide the registrant’s directors with further indemnification, to the maximum extent permitted by the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Amazon.com, Inc. (incorporated by reference to Exhibit 3.1 to Amazon.com, Inc.’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000).

3.2	Amended and Restated Bylaws of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Current Report on Form 8-K, filed February 25, 2016).

4.1	Indenture, dated as of November 29, 2012, between Amazon.com, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Amazon.com, Inc.’s Current Report on Form 8-K, filed November 29, 2012).

4.2	Officers’ Certificate of Amazon.com, Inc., dated as of August 22, 2017, containing Form of 1.900% Notes due 2020, Form of 2.400% Notes due 2023, Form of 2.800% Notes due 2024, Form of 3.150% Notes due 2027, Form of 3.875% Notes due 2037, Form of 4.050% Notes due 2047, and Form of 4.250% Notes due 2057 (incorporated by reference to Amazon.com, Inc.’s Current Report on Form 8-K, filed August 22, 2017).

4.3	Registration Rights Agreement, dated as of August 22, 2017, among Amazon.com, Inc. and the representatives of the initial purchasers of Amazon.com, Inc.’s 1.900% Notes due 2020, 2.400% Notes due 2023, 2.800% Notes due 2024, 3.150% Notes due 2027, 3.875% Notes due 2037, 4.050% Notes due 2047, and 4.250% Notes due 2057 (incorporated by reference to Amazon.com, Inc.’s Current Report on Form 8-K, filed August 22, 2017).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm of Amazon.com, Inc., Ernst & Young LLP.

23.3*	Consent of Independent Registered Public Accounting Firm of Whole Foods Market, Inc., Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page).

25.1*	Statement of Eligibility of Wells Fargo Bank, National Association on Form T-1, with respect to the Indenture dated as of November 29, 2012.

99.1*	Form of Letter of Transmittal.

99.3*	Form W-9.

*	Filed herewith.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

•	Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)	The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 26th day of April, 2018.

AMAZON.COM, INC.

By:	/s/ Brian T. Olsavsky
Brian T. Olsavsky
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the directors and/or officers of Amazon.com, Inc., whose signature appears below hereby appoints Jeffrey P. Bezos, Brian T. Olsavsky, David A. Zapolsky, Kurt H. Zumwalt, and Michael D. Deal and each of them severally as his or her attorney-in-fact to date and file with the Securities and Exchange Commission this registration statement on Form S-4, and to sign, date, and file any and all amendments and post-effective amendments (including any additional registration statements related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended) to such registration statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeffrey P. Bezos Jeffrey P. Bezos	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	April 26, 2018

/s/ Brian T. Olsavsky Brian T. Olsavsky	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 26, 2018

/s/ Shelley L. Reynolds Shelley L. Reynolds	Vice President, Worldwide Controller (Principal Accounting Officer)	April 26, 2018

/s/ Tom A. Alberg Tom A. Alberg	Director	April 26, 2018

/s/ John Seely Brown John Seely Brown	Director	April 26, 2018

Signature	Title	Date

/s/ Jamie S. Gorelick Jamie S. Gorelick	Director	April 26, 2018

/s/ Daniel P. Huttenlocher Daniel P. Huttenlocher	Director	April 26, 2018

/s/ Judith A. McGrath Judith A. McGrath	Director	April 26, 2018

/s/ Jonathan J. Rubinstein Jonathan J. Rubinstein	Director	April 26, 2018

/s/ Thomas O. Ryder Thomas O. Ryder	Director	April 26, 2018

/s/ Patricia Q. Stonesifer Patricia Q. Stonesifer	Director	April 26, 2018

/s/ Wendell P. Weeks Wendell P. Weeks	Director	April 26, 2018